UP TO 1,000,000 SHARES

SOUTHERN CONNECTICUT BANCORP, INC.

COMMON STOCK

UNDERWRITING AGREEMENT

May 10, 2001

Tucker Anthony Sutro Capital Markets,
a division of Tucker Anthony Incorporated
200 Liberty Street, 3rd Floor
New York, N.Y. 10281

Dear Sirs:

                SECTION 1.     Introduction.     Southern Connecticut Bancorp, Inc. (“Company”), a Connecticut corporation, has authorized capital consisting of 2,500,000 shares of common stock (“Common Stock”) and 500,000 shares of Preferred Stock (“Preferred Stock”). As of the date hereof, 1,000 shares of Common Stock have been issued and are outstanding, subject to the right of the Company to repurchase such shares at the original selling price of $1.00 per share, and no Preferred Stock has been issued. The Company proposes to issue and sell a minimum of 966,667 and a maximum of 1,000,000 shares of Common Stock (“Shares”) at a price of $12.00 per share (the “Offering”). No Shares will be sold unless acceptable subscriptions for a minimum of 966,667 Shares are received.

                The Company has been formed to act as the bank holding company for The Bank of Southern Connecticut (In Organization), a Connecticut state bank and trust company being organized to operate from a main office in New Haven, Connecticut (the “Bank”). The Bank has received a Temporary Certificate of Authority from the Connecticut bank chartering authority. The Bank has applied for federal deposit insurance from the Federal Deposit Insurance Corporation (“FDIC”) and is proceeding to satisfy conditions precedent to obtain a Final Certificate of Authority from the Connecticut bank chartering authority; the Company has prepared a draft application and will file a final application for permission from the Federal Reserve Bank of Boston (“FRB-B”) to acquire all of the Bank’s capital stock as a bank holding company; and the Company has filed a similar application with the Connecticut Banking Commissioner to acquire all of the capital stock of the Bank.

                The Company wishes to confirm your engagement as the exclusive agent of the Company in connection with the issuance and sale of the Shares. You are referred to in the balance of this Agreement as the “Underwriter.”

                The Company agrees with the Underwriter as follows:

                SECTION 2.      Representations, Warranties and Agreements of the Company.   The Company represents and warrants to, and agrees with, the Underwriter that:

           (a)      A registration statement on Form SB-2 (No. 333-59824), including a prospectus, relating to the Shares has been filed by the Company pursuant to the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”). Such registration statement either (i) is not proposed to be amended and has been declared effective under the Act, and any post-effective amendments filed with the Commission prior to the execution and delivery of this Agreement

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have been declared effective, or (ii) is proposed to be amended by amendment or post-effective amendment. For purposes of this Agreement, “Effective Time” means, in the case of clause (i) in the preceding sentence, the date and time as of which such registration statement or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement was declared effective by the Commission or, in the case of clause (ii) in the preceding sentence, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. “Effective Date” means the date of the Effective Time. If the Effective Time is prior to the execution and delivery of this Agreement, no other document relating to such registration statement has been filed with the Commission; and no proceeding for the purpose of suspending such effectiveness has been initiated or threatened or, to the knowledge of the Company, is contemplated by the Commission. Such registration statement as amended at the Effective Time, including all material incorporated by reference therein, if any, and all exhibits thereto and including all information (if any) contained in a prospectus subsequently filed with the Commission and deemed to be part of the registration statement at the Effective Time pursuant to Rule 430A under the Act, is hereinafter referred to as the “Registration Statement,” and the prospectus, in the form first filed pursuant to Rule 424(b) under the Act (“Rule 424(b)”) or, if no such filing is required, as included in the Registration Statement, including all material incorporated by reference in such prospectus is hereinafter referred to as the “Prospectus.”

        (b)      If the Effective Time is prior to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement conformed and, on the date of this Agreement, the Registration Statement conforms, and at the time of filing of any Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”); (ii) on the Effective Date, neither the Registration Statement nor the Prospectus included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) any amendment to the Registration Statement, as of its date and as of its effective date, did not and will not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus on the date of this Agreement, as of its date, as of the date of any amendment or supplement thereto, and as amended or supplemented at the Closing Date (as defined in Section 3), does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any amendment to the Registration Statement, as of its date and as of its effective date, will not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, as of its date, as of the date of any amendment or supplement thereto, and as amended or supplemented at the Closing Date, will not contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties do not apply to statements or omissions in the Registration Statement or any amendment thereto or the Prospectus, as amended or supplemented, if applicable, based upon the information furnished to the Company by the Underwriter specified in Section 8(a).

        (c)      The consolidated financial statements included in the Registration Statement and Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the statements of their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as

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indicated therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

        (d)      Since the respective dates as of which information is given in the Registration Statement and in the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, earnings, business or prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, and (ii) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, as a state bank and trust company in organization.

        (e)       The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Connecticut with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus, subject to receipt of the final Regulatory Approvals (as defined below in Section 2(f)). The Bank, which will be the Company’s sole subsidiary for the foreseeable future, has received a Temporary Certificate of Authority from the Connecticut bank chartering authority, and is currently limited to the transaction of only such business as is incidental and necessary to its organization until the satisfaction of the conditions contained in the Temporary Certificate of Authority (as described below) and approval by order of the FDIC. Neither the Company nor the Bank has any properties or conducts any business outside of the State of Connecticut which would require either of them to be qualified as a foreign corporation or bank, as the case may be, in any jurisdiction outside of Connecticut. Neither the Company nor the Bank has any directly or indirectly held subsidiary, except that the Bank will be a subsidiary of the Company. Upon completion of the Offering and the capitalization of the Bank, all of the issued and outstanding capital stock of the Bank will have been duly authorized and validly issued and be fully paid and nonassessable, and all such capital stock of the Bank will be owned by the Company, free and clear of any mortgage, pledge, lien, encumbrance, adverse claim or equity. The Company has all power, authority, authorizations, approvals, consents, orders, licenses, certificates and permits needed to enter into, deliver and perform this Agreement and to issue and sell the Shares as contemplated by this Agreement.

        (f)      The application for permission to organize the Bank was preliminarily approved through the issuance of the Temporary Certificate of Authority issued on September 7, 2000 by the Connecticut Banking Commissioner, Treasurer and Comptroller, who together constitute the Connecticut bank chartering authority. The Temporary Certificate of Authority lists four conditions precedent to the issuance of a Final Certificate of Authority: (1) commence business with a minimum equity capital of $10,000,000; (2) obtain deposit insurance from the FDIC; (3) submit the name and resume of any additional directors and/or executive officers to the Banking Commissioner; and (4) find an appropriate main office location acceptable to the Banking Commissioner. The Company has also submitted an application to the Connecticut Banking Commissioner for permission to acquire all of the capital stock of the Bank. The application to the FDIC to become an insured depository institution under the provisions of the Federal Deposit Insurance Act (the “FDIC Application”) is pending, and the Company is not aware of any reason why approval will not be granted except the inability to raise necessary capital. The Company’s application to become a bank holding company and acquire all issued capital stock of the Bank (the “Bank Holding Company Application”) under the Bank Holding Company Act of 1956, as amended, has been submitted in draft form to the FRB-B, and will be submitted in final form contemporaneously with execution of this Agreement, and the Company is not aware of any reason why approval by the FRB-B will not be granted except the inability to raise necessary capital. Each of the applications to the Connecticut bank chartering authority, the Connecticut Banking Commissioner, the FDIC and the FRB-B contained or will contain all required information and such information was or will be complete and accurate in all material respects. Other than the remaining conditions to be fulfilled under the Temporary Certificate of Authority, and approval by the Banking Commissioner, FDIC and the FRB-B (collectively, the “Regulatory Approvals”) as specified above, no authorization, approval, consent, order, license, certificate or permit of and from any federal, state or local governmental or regulatory official, body, or tribunal, is required for the Company or the Bank to commence and conduct their respective businesses and to own their properties as described in

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the Prospectus, except such authorizations, approvals, consents, orders, licenses, certificates or permits as are not material to the commencement or conduct of their respective businesses or to the ownership of their respective properties as described in the Prospectus.

        (g)      Neither the Company nor the Bank, is (i) in violation of its Certificate of Incorporation or bylaws, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which its properties may be bound, except in the case of (ii) above, where such default would not, individually or in the aggregate, result in a material adverse change in (A) the condition, financial or otherwise, earnings, business or prospects of the Company and the Bank taken as a whole, or (B) the ability of the Company and the Bank to enter into, perform and effect the transactions contemplated hereby; no consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental authority or agency is required for the issue and sale of the Shares as contemplated herein or the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act and the Rules and Regulations or state securities or Blue Sky laws in connection with the distribution of the Shares by the Underwriter; and the issue and sale of the Shares as contemplated herein, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or the Bank is a party or by which it may be bound or to which any of the property or assets of the Company or the Bank is subject, nor will any such action result in any violation of, the provisions of the Certificate of Incorporation or bylaws of the Company, the Bank or any law, administrative regulation or administrative or court decree or order applicable to the Company or the Bank.

        (h)      The Company and the Bank possess all certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor the Bank has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, earnings, business or prospects of the Company and its subsidiaries considered as a whole.

        (i)       Except as set forth in the Prospectus, as amended or supplemented, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, contemplated or threatened against the Company or the Bank, which might result in any material adverse change in the condition, financial or otherwise, earnings, business or prospects of the Company and the Bank considered as a whole, or might materially and adversely affect the properties or assets thereof or might adversely affect the lawful issuance and offering of the Shares in the manner contemplated by the Prospectus; and there are no material contracts or other documents which are required to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so described or have not been so filed.

        (j)      Each of the Company and the Bank has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except (i) such as are referred to in the Prospectus, or (ii) such as do not materially and adversely affect the value of such property to the Company or the Bank, and do not materially interfere with the use made and proposed to be made of such property by the Company or the Bank; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made by the Company and the Bank.

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        (k)      The Company has an authorized capitalization as set forth in the Prospectus, and no shares of Common Stock and no other capital stock of the Company will be outstanding prior to the issuance of the Shares, except for 1,000 shares of Common Stock issued to Joseph V. Ciaburri for the purpose of effecting certain shareholder approvals, such shares to be repurchased by the Company prior to completion of the Offering. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will conform to the description of them contained in the Prospectus. The issuance and sale of the Shares is not subject to pre-emptive or other similar rights or to restrictions on transfer (other than those imposed by the Act, the Rules and Regulations or state securities or Blue Sky laws). Upon issuance, sale and delivery thereof against payment therefore, all of the capital stock of the Bank issued and outstanding will be duly authorized and validly issued, fully paid and nonassessable and will be owned by the Company, free and clear of all liens, encumbrances and security interests. There is no outstanding option, warrant or other right calling for the issuance of, and no binding commitment to issue, any share of stock of the Company or the Bank or any security convertible into or exchangeable for stock of the Company or the Bank, except for stock options and warrants described in the Registration Statement (collectively, the “Stock Options”). The Common Stock, the Shares and the Stock Options conform to all statements in relation thereto contained in the Registration Statement and the Prospectus.

        (l)      This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding agreement and obligation of the Company, except (i) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors rights or by general equity principles, including requirements of reasonableness and good faith in the exercise of rights and remedies, whether applied by a court of equity or a court of law in an action at law or in equity, or by the discretionary nature of specific performance, injunctive relief, and other equitable remedies, including the appointment of a receiver and (ii) with respect to provisions relating to indemnification and contribution, to the extent they are held by a court of competent jurisdiction to be void or unenforceable as against public policy or limited by applicable laws or the policies embodied in them.

        (m)      Neither the Company, the Bank, nor any of their officers, directors or holders of five percent or more of any class of its capital stock or any of their respective affiliates is a member of, or is associated or affiliated with a member of, the National Association of Securities Dealers, Inc. (“NASD”).

        (n)      There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities under the Registration Statement.

(o) McGladrey & Pullen, LLP, which has audited certain financial statements of the Company and the Bank, are independent public accountants as required by the Act and the Rules and Regulations.

        (p)      Neither the Company, nor the Bank, nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with the Company or the Bank, acting on behalf of the Company or the Bank, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

        (q)      Neither the Company nor the Bank nor any affiliate of either of them has taken, and they will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or

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which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares in order to facilitate the sale or resale of any of the Shares as contemplated by the Rules and Regulations.

        (r)       No transaction has occurred between or among the Company or the Bank and any of their respective officers, directors, organizers or any affiliate or affiliates of any such officer, director, organizer or shareholder, that is required to be described in and is not described appropriately in the Prospectus.

        (s)      The Company is not and will not, upon completion of the Offering, be an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

                SECTION 3.     Engagement of the Underwriter and Closing.     On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the parties have agreed as follows:

(a) The Company shall and does hereby engage the Underwriter as the Company’s exclusive agent to sell for the Company’s account a minimum of 966,667 and a maximum of 1,000,000 Shares.

        (b)      The Underwriter agrees to use its best efforts as agent, promptly after the Registration Statement becomes effective (“Effective Time”), to offer and obtain purchase orders for all of the Shares subject to the terms, provisions and conditions set forth below. There is no assurance that any or all of the Shares to be offered by the Company will be sold, and the Underwriter is under no obligation to purchase or take down any of the Shares on its own behalf or on behalf of others.

                 (c)      The Company understands that the Underwriter may effect sales of Shares through dealers selected by the Underwriter and pay such dealers out of the fees received by the Underwriter whatever compensation the Underwriter may determine.

                 (d)      At the “Closing” as defined below, the Underwriter shall be entitled to a financing fee equal to $0.84 for each Share purchased in the Offering, provided, however, the financing fee shall be equal to $0.24 for each Share purchased in the Offering by “Company Identified Investors” as defined below (in an amount not to exceed an aggregate purchase price of $4,000,000). Additionally, the Company has paid the Underwriter an advisory fee of $30,000 and will reimburse the Underwriter at Closing for its reasonable out-of-pocket expenses, including legal fees, travel and marketing expenses, such expenses not to exceed $40,000.

        (e)      The Company also hereby grants to the Underwriter the right to purchase at its election in whole or in part from time to time up to 150,000 (or 15% of the Shares sold in the Offering) additional shares of Common Stock (“Optional Shares”), at the purchase price of $11.16 per share for the sole purpose of covering over-allotments in the sale of Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Underwriter to the Company, given from time to time within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which the Optional Shares are to be delivered (the “Optional Share Delivery Date”) as determined by the Underwriter but in no event (i) earlier than the Closing or (ii) unless the Underwriter and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. In the event the Underwriter elects to purchase all or a portion of the Optional Shares, the Company agrees to furnish or cause to be furnished to the Underwriter the certificates, letters and opinions, and to satisfy all conditions set forth in Section 6 hereof at each Optional Share Delivery Date.

                 (f)      It is understood and agreed that the consideration described above shall represent the Underwriter’s entire compensation and commission, inclusive of any financial arrangements that the Underwriter

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may make with dealers as contemplated by subsection (c) above (subject to reimbursement of certain of the Underwriter’s expenses as described below) for the Underwriter’s services in selling the Shares. “Company Identified Investors” means the Company’s and Bank’s current or former directors of the Company, current or former directors or organizers of its banking subsidiary, their estates, members of their immediate families (as defined in Rule 16a-1(e) under the Securities Exchange Act of 1934), extended family members, or entities controlled by any of the foregoing.

                 (g)      The Closing for the sale of Shares contemplated by this Agreement and the release of funds to the Company shall be held on a business date mutually agreeable to the Company and the Underwriter after orders have been received and accepted for the minimum number of Shares ("Closing Date") subject to the satisfaction of the conditions set forth in Section 6 of this Agreement. At the Closing, the funds will be released to the Company and the Company will deliver certificates representing all of the Shares sold during the Offering.

                SECTION 4.     Offering by the Underwriter.     After the Effective Time, the Underwriter will, as Company’s agent, offer the Shares for sale to the public on the terms and conditions as set forth in the Prospectus.

                SECTION 5.      Covenants of the Company.     The Company covenants and agrees with the Underwriter that:

        (a)      The Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement as filed, or the related Prospectus, prior to the Closing Date, and will not effect such amendment or supplement without the Underwriter’s consent which will not be unreasonably withheld; the Company will also advise the Underwriter promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement), of any amendment or supplement to the Registration Statement or the Prospectus, and of receipt of notification of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any order preventing or suspending the use of any Prospectus relating to the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or of any request by the Commission to amend or supplement the Registration Statement or Prospectus or for additional information and will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification and to obtain as soon as reasonably practicable, its lifting, if issued.

        (b)      If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriter and after written notice therefrom, include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, or any other law, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will notify the Underwriter and, upon the Underwriter’s request prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request, an amended Prospectus or a supplement to the Prospectus complying with Section 8(a) of the Act which will correct such statement or omission or effect such compliance.

        (c)       The Company will deliver to the Underwriter as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith and documents incorporated therein by reference) as the Underwriter may reasonably request and will also deliver to the Underwriter a conformed copy of the Registration Statement and each amendment thereto (including documents incorporated therein by reference).

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        (d)      The Company will take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

        (e)       During the period of three years hereafter, the Company will furnish to the Underwriter as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, and the Company will furnish to the Underwriter (i) promptly after they are available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Underwriter may reasonably request.

        (f)      The Company, during the period when the Prospectus relating to the Shares is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act.

        (g)      The Company agrees that, without Underwriter’s prior written consent, it will not during the period continuing until 180 days following this Agreement, offer to sell, transfer, contract to sell or grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock), except the Company may issue warrants to purchase Common Stock pursuant to its 2001 Warrant Plan and grant options pursuant to its 2001 Stock Option Plan, as described in the Registration Statement.

        (h)       The Company will use its best efforts to as promptly as practicable satisfy all of the conditions contained in the Temporary Certificate of Authority and to obtain approval from the Banking Commissioner to acquire all of the issued capital stock of the Bank and from the FDIC to become an insured depository institution under the provisions of the Federal Deposit Insurance Act and to obtain approval from the FRB-B for the Company to become a bank holding company and acquire all issued capital stock of the Bank under the Bank Holding Company Act of 1956, as amended, and to complete the installation and implementation of operating systems and software required for the Bank to commence business operations.

                SECTION 6.     Conditions to Closing. The Underwriter’s obligations to close and fund on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date hereof and as of the Closing Date with the same force and effect as if made as of that date, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

        (a)      If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 5:00 p.m., Eastern Time, on the date of this Agreement, or such later time or date as shall have been consented to by the Underwriter. Prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened, or to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission; and the Company shall have complied with all requests for additional information on the part of the Commission to the Underwriter’s reasonable satisfaction.

        (b)      The Underwriter shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains any untrue statement of fact or omits to state any fact which, the Underwriter concluded, is material and in the case of an omission is required to be stated therein or is necessary to make the statements therein not misleading.

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(c) The Underwriter shall have received a favorable opinion of Cummings & Lockwood, counsel for the Company, dated the Closing Date, to the effect that:

        (i)       The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Connecticut and (B) is qualified to do business in Connecticut. The Bank has received a Temporary Certificate of Authority from the Connecticut bank chartering authority and is currently authorized to conduct such business as is incidental and necessary to its organization until satisfaction of the conditions contained in the Temporary Certificate and the approval of the FDIC Application, at which time it will have satisfied the conditions contained in the Temporary Certificate necessary to receive a Final Certificate of Authority.

        (ii)      Each of the Company and the Bank has full corporate power and authority and all material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental bank regulatory officials and bodies necessary to own its properties and to commence and conduct its business as described in the Registration Statement and Prospectus, subject to receipt of the Regulatory Approvals, except for such authorizations, approvals, orders, licenses, certificates and permits as could not reasonably be expected to have a material adverse effect on the ownership of their properties or commencement or conduct of their businesses, as described in the Registration Statement and the Prospectus.

        (iii)      The Company has authorized capital stock as set forth in the Prospectus and, prior to the Closing, had no Shares of Common Stock and no shares of Preferred Stock issued or outstanding; the Shares have been duly and validly authorized and issued and upon receipt by the Company of payment therefore in accordance with the terms of this Agreement will be fully paid and nonassessable and are not and will not be subject to preemptive rights or other similar rights or to restrictions on transfer (other than those imposed by the Act, the rules and regulations or state securities or Blue Sky Laws); the Shares and the other capital stock and Stock Options of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

        (iv)      This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding agreement and obligation of the Company, except (A) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors rights or by general equity principles, including requirements of reasonableness and good faith in the exercise of rights and remedies, whether applied by a court of equity or a court of law in an action at law or in equity, or by the discretionary nature of specific performance, injunctive relief, and other equitable remedies, including the appointment of a receiver and (B) with respect to provisions relating to indemnification and contribution, to the extent they are held by a court of competent jurisdiction to be void or unenforceable as against public policy or limited by applicable laws or the policies embodied in them.

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        (v)      The certificates evidencing the Shares are in the form approved by the Board of Directors of the Company, comply with the Bylaws and Certificate of Incorporation of the Company and comply as to form and in all other material respects with applicable legal requirements.

        (vi)      The Registration Statement is effective under the Act and, to the best of their actual knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Act or proceedings therefore initiated or threatened or are pending or contemplated by the Commission.

        (vii)      Statements set forth in the Registration Statement and Prospectus, insofar as they are descriptions of corporate documents, stock option plans, contracts, agreements or descriptions of laws, regulations or regulatory requirements, or refer to compliance with laws or to statements of laws or legal conclusions, are, to the best of their knowledge, correct in all material respects.

        (viii)      No consent, approval, authorization, order, filing, registration or qualification of or with any court or governmental authority or agency is required for the issue and sale of the Shares or the consummation of the transactions contemplated by this Agreement, except the Regulatory Approvals and such as may be required and have been obtained under the Act and the Rules and Regulations and such as may be required under state securities or Blue Sky laws in connection with the sale of the Shares by the Underwriter; and, the issue and sale of the Shares, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to, any material contract filed with the Registration Statement in response to paragraphs (4) and (10) of Item 601(b) of Regulation S-B promulgated under the Act and the Exchange Act (“Regulation S-B”) or other instrument to which the Company or the Bank is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or the Bank is subject, that is disclosed or referred to in the Prospectus or which is actually known by such counsel, nor will such action result in any violation of, the provisions of the Certificate of Incorporation or bylaws of the Company, or any Connecticut corporate or Connecticut or federal banking law, or administrative regulation or, to the actual knowledge of such counsel, any administrative or court decree or order applicable to the Company or the Bank.

        (ix)      To the actual knowledge of such counsel, (A) there is no governmental action or proceeding and no litigation pending against the Company or the Bank which would adversely affect the lawful issuance and offering of the Shares or that is required to be described in the Registration Statement or Prospectus and is not so described, and (B) there are no material contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

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        (x)      The Registration Statement, as of its date or as of its effective date, and the Prospectus, as of the Effective Date and as of its date (other than the financial statements and related schedules and other financial and statistical data included therein, as to which no opinion need be expressed) complies as to form in all material respects with the requirements of the Act and the Rules and Regulations.

                 In rendering the foregoing opinion, such counsel may rely upon certificates of public officials (as to matters of fact and law) and officers of the Company (as to matters of fact), and include qualifications in its opinion as are reasonably acceptable to Underwriter. Such counsel may also rely on the written opinions of other attorneys engaged by the Company or the Bank, subject to the reasonable discretion of the Underwriter. Copies of all such certificates and relied-upon opinions shall be furnished to counsel to the Underwriter on the Closing Date.

                 In addition, such counsel shall state that they have participated in conferences with officers of the Company and representatives of the Underwriter at which the contents of the Registration Statement and Prospectus and related matters were discussed and although such counsel did not independently verify the accuracy or completeness of the statements made in the Registration Statement and Prospectus and does not assume any responsibility for the accuracy or completeness of the statements in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement or Prospectus, as amended or supplemented, if amended or supplemented, contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading; except that such statement may exclude financial statements, financial data, and statistical information included in the Registration Statement and Prospectus.

                 (d)      The Underwriter shall have received from Tyler Cooper & Alcorn, LLP, counsel for the Underwriter, an opinion, dated the Closing Date, with respect to such matters as the Underwriter may reasonably request.

                 (e)       The Underwriter shall have received from the Chairman, President or any Vice President and a principal financial or accounting officer of the Company a certificate, dated the Closing Date, in which such officers, to the best of their knowledge and after reasonable investigation, shall state that there has not been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) any material adverse change in the condition, financial or otherwise, earnings, business or prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, or (ii) any material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, except in the case of clause (i) and clause (ii) as set forth in or contemplated by the Prospectus; the representations and warranties of the Company contained in Section 2 are true and correct with the same force and effect as though made on and as of the Closing Date and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened or are contemplated by the Commission.

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        (f)      The Underwriter shall have received from McGladrey & Pullen, LLP, independent public accountants, two letters, the first dated the date of this Agreement and the other dated such Closing Date, addressed to the Underwriter, in a form reasonably acceptable to the Underwriter.

(g) At the Closing Date counsel for the Underwriter shall have been furnished with such other documents and opinions as they may reasonably require.

        (h)      At or prior to the Closing Date, the Underwriter shall have received a “blue sky” memorandum of Cummings & Lockwood, counsel for the Company, addressed to the Underwriter and in form and scope reasonably satisfactory to the Underwriter, concerning compliance with the blue sky or securities laws of the states listed in Exhibit A attached to this Agreement.

        (i)      No order suspending the sale of the Shares prior to the Closing Date, in any jurisdiction listed in Exhibit A, shall have been issued on the Closing Date, and no proceedings for that purpose shall have been instituted or, to the Underwriter’s knowledge or that of the Company, shall be contemplated.

(j) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to the Underwriter’s participation in the same.
(k) The Underwriter shall be satisfied with the state of all Regulatory Approvals.

                If any condition to be fulfilled prior to or at the Closing Date is not so fulfilled, the Underwriter may terminate this Agreement or, if the Underwriter so elects, waive any such conditions, which have not been fulfilled or extended the time of their fulfillment.

                SECTION 7.     Payment of Expenses.     The Company will pay all costs, expenses, fees, disbursements and taxes incident to (i) the preparation by the Company, the printing, filing and distribution of the Registration Statement (including financial statements and exhibits), the Prospectus; and all amendments and supplements to any of them prior to or during the period specified in Section 5(b), (ii) the preparation, printing (including word processing and duplication costs) and delivery of this Agreement (other than the fees of Tyler Cooper & Alcorn, LLP), Preliminary and Supplemental Blue Sky Memoranda, and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares, (iii) the registration with the Commission, and the issuance by the Company, of the Shares, (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including the reasonable fees and disbursements of the counsel relating to such registration or qualification), (v) filings and clearance with the NASD in connection with the offering, (vi) the fees and expenses of the Registrar and Transfer Agent for the Shares, and (vii) the performance by the Company of its other obligations under this Agreement, and all other costs and

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expenses incident to the performance of its obligations hereunder in this Section 7. The Company shall also reimburse the Underwriter from time to time upon the Underwriter’s request for all properly documented reasonable expenses incurred by the Underwriter in connection with the performance of its services hereunder, not to exceed $40,000. Generally, these expenses will represent travel, document procurement and delivery and related matters, but will also include the fees and expenses of Underwriter’s attorneys and other professional advisors should their advice be required. Such expenses are to be paid on a current basis within 10 days of receipt of the statement from the Underwriter.

                If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 10 hereof, the Company shall not then be under any liability to the Underwriter except as provided in Sections 7 and 8 hereof, but, if for any other reason the Shares are not delivered by or on behalf of the Company as provided herein, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses reasonably incurred in connection with marketing and preparing for the purchase, sale and delivery of the Shares, including the reasonable fees and disbursements of counsel for the Underwriter but the Company shall then be under no further liability to the Underwriter pursuant to this Agreement except as provided in Sections 7 and 8 hereof.

                SECTION 8.      Indemnification and Contribution.

        (a)      The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act or the Exchange Act, from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) (including, without limiting the foregoing, the reasonable legal and other expenses incurred in connection with investigating or defending any action, suit or proceeding or any claim asserted, as such expenses are incurred) arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are due to the gross negligence or willful misconduct of the Underwriter, are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the information furnished to the Company in writing by the Underwriter in the Prospectus concerning the terms of the offering by the Underwriter; provided, however, that the Company shall not be liable to the Underwriter under this subsection (a) for any such loss, claim, damage or liability arising from the Prospectus to the extent that such loss, claim, damage or liability results from the fact that such Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented, in any case where (i) such delivery of the Prospectus as then amended or supplemented to such person is required by the Act, (ii) the Company has previously furnished sufficient copies thereof to the Underwriter at such time as is sufficient to permit such delivery prior to such confirmation, and (iii) the loss, claim, damage or liability of the Underwriter results from an untrue statement or omission of a material fact contained in the Prospectus which was corrected in the Prospectus as amended or supplemented, excluding documents incorporated therein by reference. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

        (b)      The Underwriter agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) (including, without limiting the foregoing, the reasonable legal and other expenses incurred in connection with investigating or defending any action, suit or proceeding or any claim asserted, as such expenses are incurred) arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the information furnished to the Company by the Underwriter set forth in the first sentence of Section 8(a). This indemnity agreement will be in addition to any liability which the Underwriter may

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otherwise have.

        (c)       In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of the two preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing; provided, however, the omission to so notify the indemnifying party shall relieve the indemnifying party from liability under the two preceding paragraphs only to the extent prejudiced thereby. The indemnifying party, upon request of the indemnified party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others that the indemnifying party may designate and shall pay the fees and disbursements of such counsel related to such proceeding. In any such action or proceeding any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of the Act or the Exchange Act, and (ii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter and such control persons of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. Neither the Company nor the Underwriter shall, without the prior written consent of the other, effect any settlement of any pending or threatened proceeding in respect of which any such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

        (d)      If the indemnification provided for in this Section 8 is insufficient or unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party shall have failed to the prejudice of the indemnifying party to give the notice required by Section 8(c), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Underwriter. The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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        (e)      The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 8(d), in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                SECTION 9.     Representations Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in the Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, including indemnity and contribution agreements, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation, or any statement as to the results thereof, made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or controlling persons and shall survive acceptance of and payment for Shares hereunder.

                If this Agreement is terminated pursuant to Section 10 or if for any reason the sale of Shares by the Underwriter is not consummated, the Company shall remain responsible for the reasonable expenses to be paid or reimbursed by it pursuant to Section 7 and the respective obligations of the Company and the Underwriter pursuant to Section 8 shall remain in effect.

                SECTION 10.     Termination.     This Agreement may be terminated for any reason at any time prior to the delivery and payment of the Shares on the Closing Date, by the Underwriter upon the giving of written notice of such termination to the Company, if prior to such time (i) there has been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) any material adverse change in the condition, financial or otherwise, earnings, business or prospects of the Company and the Bank considered as a whole, whether or not arising in the ordinary course of business or as described in the Prospectus, or (B) any material transaction entered into by the Company or the Bank other than in the ordinary course of business, (ii) there has occurred any outbreak or escalation of hostilities or other calamity or crisis or material change in existing national or international financial, political, economic or securities market conditions, the effect of which is such as to make it, in the judgment of the Underwriter; impracticable or inadvisable to market the Shares in the manner contemplated in the Prospectus or Subscriptions for purchase of the Shares, or (iii) trading generally on the Nasdaq National Market or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or Connecticut authorities. This Agreement may also be terminated as provided in Section 6. In the event of any such termination, the provisions of Sections 7 through 14 shall remain in effect.

                SECTION 11.      Notices.     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter c/o Tucker Anthony Sutro Capital Markets, a division of Tucker Anthony Incorporated, 200 Liberty Street, 3rd Floor, New York, New York 10281; and notices to the Company shall be directed to it at 215 Church Street, New Haven, Connecticut 06510.

                SECTION 12.      Parties.     This Agreement shall inure to the benefit of and be binding upon the Company, its directors and officers who signed the Registration Statement, the Underwriter, any controlling persons referred to

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herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                SECTION 13.      Governing Law.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

                SECTION 14.     Counterparts.     This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                If the foregoing is in accordance with your understanding of our agreement, please sign this Agreement and return to us four counterparts hereof.

                                                                      Very truly yours,

                                                                      SOUTHERN CONNECTICUT BANCORP, INC.

                                                                      By:  /s/ JOSEPH V. CIABURRI

                                                                      Its:        Chairman and CEO

Confirmed and Accepted, as of the
date first above written:
TUCKER ANTHONY SUTRO CAPITAL MARKETS,
a Division of Tucker Anthony Incorporated

By:        /s/ EDWARD T. LUTZ

Its:        Principal

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EXHIBIT A

Blue Sky States

ALABAMA
CONNECTICUT
FLORIDA
ILLINOIS
KANSAS
MASSACHUSETTS
MISSOURI
MISSISSIPPI
NEW JERSEY
NEW YORK
PENNSYLVANIA
RHODE ISLAND
SOUTH CAROLINA
TEXAS

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